Exhibit 107.1
Form
S-8
(Form Type)
VIRIDIAN THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.01 par value per share, to be issued under the Viridian Therapeutics, Inc. Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”)	Other (2)	8,000,000	$17.36 (2)	$138,880,000 (2)	$ 153.10 per $1,000,000	$21,262.53

Equity	Common Stock, $0.01 par value per share, to be issued under the Viridian Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the “2025 ESPP”)	Other (2)	2,000,000	$17.36 (2)	$34,720,000 (2)	$ 153.10 per $1,000,000	$5,315.64

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to Stock Option Inducement Awards granted on March 3, 2025	Other (3)	113,200	$14.41 (3)	$1,631,212 (3)	$ 153.10 per $1,000,000	$249.74

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on March 10, 2025	Other (3)	310,700	$15.58 (3)	$4,840,706 (3)	$ 153.10 per $1,000,000	$741.12

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to Stock Option Inducement Awards granted on April 1, 2025	Other (3)	220,750	$12.56 (3)	$2,772,620 (3)	$ 153.10 per $1,000,000	$424.49

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to Stock Option Inducement Awards granted on May 1, 2025	Other (3)	204,150	$13.74 (3)	$2,805,021 (3)	$ 153.10 per $1,000,000	$429.45

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on June 2, 2025	Other (3)	23,400	$13.97 (3)	$326,898 (3)	$ 153.10 per $1,000,000	$50.05

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on July 1, 2025	Other (3)	175,000	$14.47 (3)	$2,532,250 (3)	$ 153.10 per $1,000,000	$387.69

Equity	Common Stock, $0.01 par value per share, to be issued pursuant to a Stock Option Inducement Award granted on August 1, 2025	Other (3)	181,450	$17.41 (3)	$3,159,044.50 (3)	$ 153.10 per $1,000,000	$483.65

Total Offering Amounts					$191,667,751.50		$29,344.36

Total Fee Offsets							$0.00

Net Fee Due							$29,344.36

(1)	Represents (i) 8,000,000 shares of common stock, par value $0.01 per share (“Common Stock”) of Viridian Therapeutics, Inc. (the “Registrant”) issuable pursuant to the Registrant’s Amended and Restated 2016 Equity Incentive Plan (the “2016 Plan”), (ii) 2,000,000 shares of Common Stock of the Registrant issuable pursuant to the Registrant’s 2025 Employee Stock Purchase Plan (the “2025 ESPP”), (iii) 1,228,650 shares of Common Stock of the Registrant issuable pursuant to the Stock Option Inducement Awards granted on March 3, 2025, March 10, 2025, April 1, 2025, May 1, 2025, June 2, 2025, July 1, 2025, and August 1, 2025. Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form
S-8
(this “Registration Statement”), also includes additional shares of common stock of the Registrant in respect of the securities identified in the above table that may become issuable through the 2016 Plan, 2025 ESPP, and each of the Stock Option Inducement Awards as a result of any stock dividend, stock split, recapitalization or other similar transactions.
(2)	Estimated solely for calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices of the shares of Common Stock of the Registrant on The Nasdaq Capital Market on August 1, 2025, within five business days prior to filing.
(3)	Estimated solely for calculating the registration fee, pursuant to paragraph (h)(1) of Rule 457 under the Securities Act. The proposed maximum offering price per share and maximum aggregate offering price are calculated using the exercise price for the Registrant’s Common Stock subject to such inducement grants.